Exhibit 10.8

AMENDED AND RESTATED EXPENSE SUPPORT AND CONDITIONAL REIMBURSEMENT AGREEMENT

This AMENDED AND RESTATED EXPENSE SUPPORT AND CONDITIONAL REIMBURSEMENT AGREEMENT (the “Agreement”) is effective as of July 1, 2014 (the “Effective Date”), by and between Industrial Property Trust Inc., a Maryland corporation (the “Corporation”), Industrial Property Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”) and Industrial Property Advisors LLC, a Delaware limited liability company (the “Advisor”).

WITNESSETH

WHEREAS, the Corporation, the Operating Partnership and the Advisor are parties to the Advisory Agreement dated as of July 16, 2013, as amended (the “Advisory Agreement”), and capitalized terms not otherwise defined herein shall have the meanings given them in the Advisory Agreement;

WHEREAS, pursuant to the Advisory Agreement, the Advisor manages the day-to-day activities and implements the investment strategy of the Corporation and is paid certain fees for these services;

WHEREAS, the Corporation and the Operating Partnership have requested that the Advisor help reduce certain of the Corporation’s expenses in certain circumstances as noted in this Agreement;

WHEREAS, the Advisor, in its pursuit to carry on a viable trade or business, has agreed to help reduce certain of the Corporation’s expenses, in its ordinary course in certain circumstances as noted in this Agreement, which assistance is similar to assistance provided by other entities engaged in the Advisor’s business to affect the marketability of the corporate entity which they advise;

WHEREAS, the parties hereto are party to that certain Expense Support and Conditional Reimbursement Agreement, effective as of October 1, 2013 (the “Original Expense Support Agreement”); and

WHEREAS, the Board of Directors of the Corporation has approved a new distribution rate payable to the Corporation’s stockholders for the third quarter of 2014 equal to $0.11875 per share on a quarterly basis and the parties hereto have agreed to amend and restate the Original Expense Agreement to reflect the new quarterly distribution rate.

NOW THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree that the Original Expense Support Agreement shall be and hereby is amended and restated in its entirety as follows:

1. DEFINITIONS

As used in this Agreement, the following terms have the definitions hereinafter indicated:

Baseline Distributions. For the period from July 1, 2014 through June 30, 2015, “Baseline Distributions” means the aggregate cash distributions that would have been declared on shares of the Corporation’s common stock assuming a quarterly distribution rate of $0.11875 per share. For the period from October 1, 2013 through June 30, 2014, “Baseline Distributions” means the aggregate cash distributions that would have been declared on shares of the Corporation’s common stock assuming a quarterly distribution rate of $0.1125 per share.

CDFFO. Company-Defined Funds from Operations, as reported in the Corporation’s periodic reports filed with the Securities and Exchange Commission.

CDFFO Excess. CDFFO Excess shall have the meaning set forth in Section 2(c) of this Agreement.

CDFFO Shortfall. CDFFO Shortfall shall have the meaning set forth in Section 2(a) of this Agreement.

Deferred Asset Management Fee. Deferred Asset Management Fee shall have the meaning set forth in Section 2 of this Agreement.

Effective Date. Effective Date shall have the meaning set forth in the preamble of this Agreement.

Expense Support Payment. Expense Support Payment shall have the meaning set forth in Section 3 of this Agreement.

Reimbursable Amounts. Reimbursable Amounts shall have the meaning set forth in Section 4 of this Agreement.

2.	DEFERRAL OF ASSET MANAGEMENT FEES. During the period beginning on the Effective Date and ending upon the termination or expiration of this Agreement:

a.	If, in a given calendar quarter, the Corporation’s CDFFO for that quarter is less than the Baseline Distributions for record dates of that quarter (in each case, a “CDFFO Shortfall”), then some or all of the Asset Management Fee otherwise payable by the Corporation to the Advisor with respect to that quarter shall be deferred as set forth in this Section 2(a). The amount of the Asset Management Fee to be deferred for the given quarter shall equal the lesser of (i) the Baseline Distributions for record dates of that quarter minus the Corporation’s CDFFO for that quarter, or (ii) the entire Asset Management Fee otherwise payable by the Corporation to the Advisor with respect to that quarter.

b.	Because Asset Management Fees are payable monthly by the Corporation to the Advisor, the Advisor shall refund to the Corporation any Asset Management Fees previously paid to the Advisor with respect to a given calendar quarter in excess of the amount that should have been paid to the Advisor with respect to such calendar quarter after taking into account the Asset Management Fee required to be deferred with respect to such calendar quarter in accordance with Section 2(a). Any such refund of Asset Management Fees payable pursuant to this Section 2(b) shall be paid by the Advisor to the Corporation within ten (10) calendar days following the filing by the Corporation of its first periodic report with the Securities and Exchange Commission on Form 10-K or Form 10-Q, as applicable, after the calendar quarter with respect to which such Asset Management Fees were paid.

c.	If, in a given calendar quarter, the Corporation’s CDFFO for that quarter is greater than the Baseline Distributions for record dates of that quarter (in each case, a “CDFFO Excess”), then the amount of the Asset Management Fee deferred for the given quarter shall equal zero.

Any amount of Asset Management Fee deferred pursuant to this Section 2 or Section 2 of the Original Expense Support Agreement shall be referred to hereinafter as a “Deferred Asset Management Fee.” All Deferred Asset Management Fees shall be subject to conditional reimbursement in accordance with the terms of Section 4 of this Agreement.

3.	DISCRETIONARY EXPENSE SUPPORT PAYMENTS. During the period beginning on the Effective Date and ending upon the termination or expiration of this Agreement, in any given calendar quarter the Advisor may elect, in its sole discretion, to fund, directly or indirectly, certain expenses of the Corporation or the Operating Partnership, including but not limited to general and administrative expenses and interest expense. Any payment made by the Advisor pursuant to this Section 3 or Section 3 of the Original Expense Support Agreement to fund, directly or indirectly, expenses of the Corporation or the Operating Partnership shall be referred to hereinafter as an “Expense Support Payment.” If, with respect to a given calendar quarter, the Advisor desires to fund as an “Expense Support Payment” an amount equal to (i) the CDFFO Shortfall for such quarter, less (ii) the amount of Deferred Asset Management Fees for such quarter, then, prior to the end of such calendar quarter, the Advisor, Corporation and Operating Partnership shall enter into a “Quarterly Expense Support Agreement” substantially in the form of Exhibit A attached hereto. Except for the obligation created by a Quarterly Expense Support Agreement executed pursuant to this Section 3, the Advisor shall be under no obligation to make Expense Support Payments, and the timing and amount of any Expense Support Payment shall be solely in the discretion of the Advisor. All Expense Support Payments shall be subject to conditional reimbursement in accordance with the terms of Section 4 of this Agreement. If the sum of all Expense Support Payments made with respect to a given calendar quarter causes the Corporation to have a CDFFO Excess for such quarter, the Corporation shall refund to the Advisor the amount of Expense Support Payments necessary to eliminate the CDFFO Excess for such quarter.

4.	CONDITIONAL REIMBURSEMENT. Deferred Asset Management Fees and Expense Support Payments (collectively referred to hereinafter as “Reimbursable Amounts”) shall be reimbursed by the Corporation to the Advisor subject to the following terms and conditions:

a.	Expiration of Reimbursable Amounts. Reimbursable Amounts shall, pursuant to Section 4(c) hereof, be reduced on a dollar for dollar basis upon their reimbursement by the Corporation to the Advisor. Any Reimbursable Amount not reimbursed by the Corporation to the Advisor within three years after the end of the calendar quarter in which such Reimbursable Amount originated shall be deemed expired, and the Corporation’s obligation to reimburse such Reimbursable Amount to the Advisor shall be cancelled, but only as to that portion of the Reimbursable Amount.

b.	Dollar Amount of Reimbursements. If, in a given calendar quarter, there exists a CDFFO Excess, then the Corporation shall make a reimbursement to the Advisor in an amount equal to the lesser of (i) the Corporation’s CDFFO for that quarter minus the Baseline Distributions for record dates of that quarter, or (ii) the sum of all Reimbursable Amounts that have not expired or been repaid.

c.	Priority of Reimbursements. Any reimbursement made by the Corporation to the Advisor pursuant to Section 4(b) shall be applied to Reimbursable Amounts that have not expired or been repaid in the order of oldest to newest.

d.

Reimbursement Upon Liquidity Event. In connection with the completion of a Liquidity Event, the Corporation shall reimburse the Advisor for any Reimbursable Amounts that have not expired or been repaid pursuant to Section 4(a); provided that the Corporation shall reimburse the Advisor under this Section 4(d) only if the holders of the Special OP Units would be entitled to have their Special OP Units exchanged or redeemed pursuant to the requirements of Sections 8.7(b) and 8.7(c) of the Operating Partnership Agreement; and

provided further that the amount of the reimbursement shall equal the lesser of (i) the sum of all Reimbursable Amounts that have not expired or been repaid, or (ii) the maximum amount permitted to be reimbursed without causing the general partner of the Operating Partnership to receive (or be deemed to receive) less than the return specified by Section 8.7(c) of the Operating Partnership Agreement. The Corporation shall pay such reimbursement to the Advisor prior to (i) any such exchange or redemption of the Special OP Units and (ii) any payment of any other distribution to any other party in connection with the Liquidity Event. After the Corporation has reimbursed the Advisor to the extent permissible under this Section 4(d), the Corporation shall have no further obligation to pay, and the Advisor shall have no further right to receive, any additional reimbursement of any Reimbursable Amounts.

e.	Non-Interest Bearing. The Corporation’s obligation to reimburse the Advisor the Reimbursable Amounts pursuant to this Section 4 shall be a non-interest bearing obligation.

f.	No Clawback. The Advisor’s obligations in the event of a CDFFO Shortfall are limited solely to those obligations described in Section 2 of this Agreement. The occurrence of a CDFFO Shortfall in any given calendar quarter shall not entitle the Corporation to receive any refund of any amounts previously reimbursed pursuant to this Section 4 or of any Asset Management Fees (or other amounts) previously paid by the Corporation to the Advisor except as specified in Section 2(b) of this Agreement. Notwithstanding this Section 4(f), the terms of Section 12 of the Advisory Agreement shall continue to apply to all reimbursements of Total Operating Expenses paid to the Advisor; provided, however, that if Section 12 of the Advisory Agreement prohibits the payment of all or a portion of a reimbursement payable by the Corporation to the Advisor pursuant to this Section 4 for a calendar quarter, then such reimbursement shall be deemed to have been earned by the Advisor in such calendar quarter and any portion of the reimbursement that is not permitted to be paid to the Advisor pursuant to Section 12 of the Advisory Agreement shall be paid by the Corporation in the next calendar quarter in which Section 12 of the Advisory Agreement permits such reimbursement.

g.	Termination of Advisory Agreement. Except as described in Section 4(d) hereof, in the event of a termination or expiration of the Advisory Agreement, any Reimbursable Amounts that have not expired or been repaid pursuant to Section 4(a) will not become immediately due and payable. Notwithstanding the foregoing, the agreements contained in Section 4 shall survive any such termination or expiration of the Advisory Agreement and shall remain operative and in full force and effect.

5.	QUARTERLY ACKNOWLEDGEMENT. For each calendar quarter, the Corporation, the Operating Partnership and the Advisor shall execute a written acknowledgement substantially in the form attached hereto as Exhibit B specifying, with respect to such quarter, the dollar amount of (i) Deferred Asset Management Fees, (ii) Expense Support Payments, (iii) reimbursement payments to be made by the Corporation to the Advisor, and (iv) Reimbursable Amounts expiring in accordance with Section 4(a) hereof. Exhibit B shall also specify the outstanding balance of Reimbursable Amounts that have not expired or been repaid as of the end of such calendar quarter after taking into account items (i) through (iv) of this Section 5.

6.	TERM; SURVIVAL. This Agreement shall continue in full force and effect until June 30, 2015; provided, however, that (i) any obligations of a party to this Agreement to make payments to another party pursuant to Sections 2 and 3 of this Agreement with respect to the calendar quarter ending June 30, 2015 shall remain operative and in full force and effect and shall survive the expiration of this Agreement and (ii) the agreements contained in Section 4 of this Agreement shall remain operative and in full force and effect and shall survive any termination or expiration of this Agreement.

7.	TERMINATION. This Agreement may be terminated at any time, and without payment of any penalty, by a majority of the independent directors of the Corporation, upon sixty (60) days prior written notice to the Advisor, or by the Advisor upon sixty (60) days prior written notice to the Corporation. This Agreement and the Advisor’s obligations under Section 2 and Section 3 hereof shall immediately terminate upon the earlier to occur of (a) the termination or non-renewal of the Advisory Agreement by the Corporation; (b) the delivery by the Corporation of notice to the Advisor of the Corporation’s intent to terminate or not renew the Advisory Agreement; or (c) a Liquidity Event. Notwithstanding anything in this Section 7 to the contrary, the agreements contained in Section 4 of this Agreement shall remain operative and in full force and effect and shall survive any such termination or expiration.

8.	NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Charter, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth in the Advisory Agreement.

9.	ASSIGNMENT. This Agreement may be assigned by the Advisor to an Affiliate or Affiliates with the approval of a majority of the independent directors of the Corporation; provided, however, the Advisor shall not assign the agreements contained in Section 2 of this Agreement to an Affiliate or Affiliates unless the Advisor has also assigned its right to receive the Asset Management Fees under the Advisory Agreement to such Affiliate or Affiliates. The Advisor may assign any rights to receive reimbursement payments under this Agreement to any Person without obtaining the approval of the Corporation’s board of directors. This Agreement shall not be assigned by the Corporation or the Operating Partnership without the consent of the Advisor, except in the case of an assignment by the Corporation or the Operating Partnership of its obligations hereunder to a corporation, limited partnership or other organization which is a successor to all of the assets, rights and obligations of the Corporation or the Operating Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Corporation and the Operating Partnership are bound by this Agreement.

10.	SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part; provided, however, that if the terms of Section 4 of this Agreement are held to be unenforceable, then the Advisor may, at its option, immediately terminate Sections 2 and 3 of this Agreement.

11.	GOVERNING LAW / ATTORNEY’S FEE. This Agreement shall be interpreted under the laws of the State of Colorado without regard to the conflict of law principles thereof. Any action brought to interpret or enforce this Agreement shall be brought in a court of competent jurisdiction located in Denver, Colorado, and the parties hereto consent to venue and personal jurisdiction in any such court. The substantially prevailing party in any such litigation shall recover its reasonable attorney’s fees and costs (including those of appeal).

12.

ENTIRE AGREEMENT. For so long as this Agreement shall be in force, the terms of this Agreement shall control in the event of any conflict with the terms of the Advisory Agreement that relate to the subject matter hereof. This Agreement shall not, in any other way, effect, modify, amend or supersede any other terms of the Advisory Agreement and, specifically, shall not in any way impact the terms of the Advisory Agreement regarding the payment of other fees and expense reimbursements to the Advisor. This Agreement shall not be changed, modified, terminated or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective permitted successors or assignees.

13.	INDULGENCES, NOT WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver or any right, remedy, power or privilege under this Agreement shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

14.	GENDER. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

15.	TITLES NOT TO AFFECT INTERPRETATION. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither for a part of this Agreement nor are they to be used in the construction or interpretation hereof.

16.	EXECUTION IN COUNTERPARTS. This Agreement may be executed by facsimile or PDF in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers, on June 30, 2014.

INDUSTRIAL PROPERTY TRUST INC.

By:	/s/ Thomas G. McGonagle
Name:	Thomas G. McGonagle
Title:	Chief Financial Officer and Treasurer

INDUSTRIAL PROPERTY OPERATING PARTNERSHIP LP By: Industrial Property Trust Inc., its Sole General Partner

By:	/s/ Thomas G. McGonagle
Name:	Thomas G. McGonagle
Title:	Chief Financial Officer and Treasurer

INDUSTRIAL PROPERTY ADVISORS LLC
By: Industrial Property Advisors Group LLC, its Sole Member

By:	/s/ Evan Zucker
Name:	Evan Zucker
Title:	Manager

EXHIBIT A

QUARTERLY EXPENSE SUPPORT AGREEMENT

This QUARTERLY EXPENSE SUPPORT AGREEMENT (the “Agreement”) is effective as of [DATE] (the “Effective Date”), by and between Industrial Property Trust Inc., a Maryland corporation (the “Corporation”), Industrial Property Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”) and Industrial Property Advisors LLC, a Delaware limited liability company (the “Advisor”).

WITNESSETH

WHEREAS, the Corporation, the Operating Partnership and the Advisor are parties to that certain Amended and Restated Expense Support and Conditional Reimbursement Agreement dated as of June 30, 2014 and effective as of July 1, 2014 (the “Conditional Reimbursement Agreement”), and capitalized terms not otherwise defined herein shall have the meanings given them in such agreement; and,

WHEREAS, this Agreement is the Quarterly Expense Support Agreement referenced in the Conditional Reimbursement Agreement.

NOW THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

1.	DISCRETIONARY EXPENSE SUPPORT PAYMENTS. For the calendar quarter ended [DATE], the Advisor hereby agrees, solely with respect to such calendar quarter, to make Expense Support Payments in an amount equal to (i) the CDFFO Shortfall for such quarter, less (ii) the amount of Deferred Asset Management Fees for such quarter. The Advisor shall be entitled to reimbursement of payments made hereunder pursuant to Section 4 of the Conditional Reimbursement Agreement.

2.	MISCELLANEOUS. Except as specifically set forth in Section 1 of this Agreement, this Agreement does not amend the Conditional Reimbursement Agreement, and the Conditional Reimbursement Agreement continues in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers, all on the day and year first above written.

INDUSTRIAL PROPERTY TRUST INC.

By:
Name:
Title:

INDUSTRIAL PROPERTY OPERATING PARTNERSHIP LP By: Industrial Property Trust Inc., its Sole General Partner

By:
Name:
Title:

INDUSTRIAL PROPERTY ADVISORS LLC
By: Industrial Property Advisors Group LLC, its Sole Member

By:
Name:
Title:	Manager

EXHIBIT B

QUARTERLY ACKNOWLEDGEMENT OF DEFERRED ASSET MANAGEMENT FEES, EXPENSE SUPPORT PAYMENTS AND REIMBURSABLE AMOUNTS

This QUARTERLY ACKNOWLEDGEMENT OF DEFERRED ASSET MANAGEMENT FEES, EXPENSE SUPPORT PAYMENTS AND REIMBURSABLE AMOUNTS (the “Acknowledgement”) is effective as of [DATE] (the “Effective Date”), by and between Industrial Property Trust Inc., a Maryland corporation (the “Corporation”), Industrial Property Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”) and Industrial Property Advisors LLC, a Delaware limited liability company (the “Advisor”).

WITNESSETH

WHEREAS, the Corporation, the Operating Partnership and the Advisor are parties to that certain Amended and Restated Expense Support and Conditional Reimbursement Agreement dated as of June         , 2014 and effective as of July 1, 2014 (the “Agreement”), and capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.

NOW THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

1.	DEFERRED ASSET MANAGEMENT FEES. For the calendar quarter ended [DATE], the total amount of Deferred Asset Management Fees is $ .

2.	EXPENSE SUPPORT PAYMENTS. For the calendar quarter ended [DATE], the total amount of Expense Support Payments is $ .

3.	REIMBURSEMENTS. For the calendar quarter ended [DATE], the total amount of reimbursement payments to be made by the Corporation to the Advisor is $ .

4.	EXPIRATION OF REIMBURSABLE AMOUNTS. During the calendar quarter ended [DATE], the total amount of Reimbursable Amounts that have expired in accordance with Section 4(a) of the Agreement is $ .

5.	REMAINING BALANCE. As of the last day of the calendar quarter ended [DATE], and after taking into account the dollar amounts described in Sections 1 through 4 of this Acknowledgement, the outstanding balance of Reimbursable Amounts that have not expired or been repaid is $ .

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IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgement to be duly executed and attested by their duly authorized officers, all on the day and year first above written.

INDUSTRIAL PROPERTY TRUST INC.

By:
Name:
Title:

INDUSTRIAL PROPERTY OPERATING PARTNERSHIP LP By: Industrial Property Trust Inc., its Sole General Partner

By:
Name:
Title:

INDUSTRIAL PROPERTY ADVISORS LLC
By: Industrial Property Advisors Group LLC, its Sole Member

By:
Name:
Title:	Manager